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[GRAPHIC OMITTED] Gai, Goffer, Yahav, Guilman, Udem & Co.
Certified Public Accountants (Isr.)


04 May 2006

Messrs.
Biopad Ltd.
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Gentlemen:

Re:  CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS





     We consent to the inclusion of our report dated April 3, 2006 on our audits of the financial statements of BioPad Ltd. as of December 31, 2005 and for the period then ended included in this Registration Statement of Synova
     Healthcare Group, Inc. on Form SB-2 (File No. 333-         ). We also
     consent to the reference to our firm under the heading "Experts" in such Registration Statement.




/s/ Gai, Goffer, Yahav, Guilman, Udem & Co.

Gai, Goffer, Yahav, Guilman, Udem & Co.
Certified Public Accountants (Isr.)








A member of [GRAPHIC OMITTED] International o 74 Derech Begin Tel Aviv 67215 Israel o Tel 972-3-5622282 o Fax 972-3-5622275 o office@gyugcpa.com

Nissim Gai, CPA (Isr.)
nisim@gyugcpa.com

Dan Goffer, CPA (Isr.)
goffer@gyugcpa.com

Zion Yahav, CPA (Isr.)
zion@gyugcpa.com

Mario Guilman, CPA (Isr.)
mario@gyugcpa.com

Shlomo Udem, CPA (Isr.)
shlomo@gyugcpa.com

Ronen Sapoznikov, CPA (Isr.)
ronen@gyugcpa.com